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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


           As independent public accountants, we hereby consent to the inclusion of our reports dated January 31, 2001 included in Powertel, Inc.'s Annual Report on Form 10-K for the year ending December 31, 2000 as well as the incorporation by reference of such reports into the Company's previously filed Registration Statements (File Nos. 33-52550, 33-52552, 33-81842, 33-91734, 33-96218,
333-09769 and 333-45522).


/s/ Arthur Andersen LLP
March 22, 2001